APPLIED SIGNAL TECHNOLOGY, INC.

** IMPORTANT NOTICE **

Regarding the Availability of Proxy Materials

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

APPLIED SIGNAL TECHNOLOGY, INC.
460 WEST CALIFORNIA AVENUE
SUNNYVALE, CA 94086

R1ASG1

Shareholder Meeting to be held on 3/18/09

Proxy Materials Available

- Notice of Annual Shareholder Meeting and Proxy Statement
- Annual Report for the year ended October 31, 2008

PROXY MATERIALS - VIEW OR RECEIVE

You can choose to view the materials online or receive a paper or e-mail copy. If you want to receive a paper or email copy, you must request one. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

To facilitate timely delivery please make the request as instructed below on or before 3/4/09.

HOW TO VIEW MATERIALS VIA THE INTERNET

Have the 12 Digit Control Number available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIALS

1) BY INTERNET - www.proxyvote.com
2) BY TELEPHONE - 1-800-579-1639
3) BY E-MAIL* - sendmaterial@proxyvote.com

*If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information

Meeting Type:	Annual
Meeting Date:	3/18/09
Meeting Time:	4:00 p.m.
For holders as of:	1/20/09

Meeting Location:

Sheraton Hotel
1100 N. Mathilda Avenue
Sunnyvale, CA 94086

Meeting Directions:

For Meeting Directions, Please Call:
Alice Delgado at 408-749-1888

How To Vote

Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting, you will need to request a ballot to vote these shares.

Vote By Internet

To vote ***now*** by Internet, go to www.proxyvote.com.
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

R1ASG2

Voting items

The Board of Directors recommends that each of the shares represented be voted "FOR" each of the proposals 1, 2, and 3.

1. To elect the following Class I directors to hold office until the 2011 Annual Meeting of Shareholders or until their respective successors are elected and qualified:

   Nominees:
   01) John P. Devine
   02) David D. Elliman
   03) Robert J. Richardson
   04) William B. Van Vleet III

2. To vote on proposal to amend the Company's 1993 Employee Stock Purchase Plan to increase by 500,000 shares the maximum number of shares of common stock that may be issued under this plan.

3. To consider, approve, and ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending October 31, 2009.

4. The proxy holders appointed above shall have authority to transact such other business as may properly come before the meeting or any adjournment hereof.

R1ASG3

R1ASG4